EXHIBIT 10.36

                                           *** TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS.200.80(B)(4),
                                                            200.83 AND 240.24B-2


                              AMENDED AND RESTATED
                           RESTATED FIRST AMENDMENT TO
                  TECHNOLOGY DEVELOPMENT AND SERVICES AGREEMENT


This Amended and Restated First Amendment (" Restated First Amendment") to the Technology Development and Services Agreement ("Agreement") is made and entered into as of the first day of May, 1998 (the "Amended Effective Date") by LYNX THERAPEUTICS, INC., a Delaware corporation, and its majority-owned subsidiaries, including SPECTRAGEN, INC., (collectively referred to as "Lynx") and Hoechst Marion Roussel, Inc., a Delaware corporation, to whom the Agreement was assigned, and its affiliates ("HMRI"), for the purpose of replacing in its entirety the Restated First Amendment to the Agreement dated September 1, 1997, which as of the Amended Effective Date shall have no further force or effect.

                                    RECITALS

         WHEREAS, Lynx and HMRI agree that the Practical Application Milestone as set forth in the Agreement may not be achievable as originally defined;

         WHEREAS, HMRI continues to desire early, preferred access to Lynx's library analysis and other subscription services;

         NOW THEREFORE, in consideration of the foregoing premises and the covenants and promises in the Agreement and in this Restated First Amendment.


                                    ARTICLE 1

                                   DEFINITIONS

         Capitalized terms used in this Restated First Amendment shall have the meanings ascribed to them in the Agreement unless otherwise defined in or amended by this Restated First Amendment.

         1.1 "Massively Parallel Signature Sequencing" or "MPSS" means the acquisition of at least [...***...] contiguous bases (a "Signature Sequence") from each of at least [...***...] templates sampled from a given cell culture or tissue cDNA library or of such other information


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as may be obtained by customers of technology  subscription  services  developed and made available from time to time by Lynx.

         1.2 "MPSS Library Analysis" means a report containing each [...***...] base sequence and its abundance within the [...***...] or more cCNA templates extracted from a given sample or such other information as can be generated and is provided by Lynx to its other subscription service customers.

         1.3  No amendment is made to Article 1.3.

         1.4 "Practical Application Milestone" as defined in Article 1.4 of the Agreement and Exhibit A thereto are no longer applicable.


                                    ARTICLE 2

                         DEVELOPMENT OF MPSS TECHNOLOGY

         2.1 Lynx Program. Lynx shall continue to use commercially reasonable efforts consistent with its normal business practices and objectives to develop its sequencing and solid phase cloning technologies and to define, develop and offer to customers in the ordinary course of its business subscription services based on such technologies.

         2.2 Reports and Information. Periodically during the term of this Agreement, and in any event at least once per calendar quarter, Lynx will provide Hoechst written reports summarizing its technical progress to date, its plans with respect to the nature of subscription services that it intends to offer and its assessment of how customers could use such services to further their research objectives. If requested by Hoechst, Lynx will provide relevant supporting data and studies to enable Hoechst to assess its interest in securing access to such services. All such reports, including supporting data and studies, and all information contained therein, shall be deemed "Confidential Information" of Lynx under Article 4 hereof.

         2.3 Ownership of Technology. No amendment is made to this Article, except that the parties agree to amend the last sentence thereof if and as necessary to accurately describe the services that Hoechst ultimately determines to access hereunder.

         2.4 Development Payments to Lynx. Lynx acknowledges that Hoechst has paid to Lynx Three Million U.S. Dollars ($3,000,000), in part, for Lynx's commitment to undertake the development of technologies that may be useful to Hoechst. Lynx agrees that no additional payment by HMRI to Lynx shall be required for Lynx's continued development work. If in the course of the Development Program Lynx is able to establish to HMRI's satisfaction that the services offered or to be offered by Lynx are applicable for HMRI's purposes and fulfill HMRI's needs as determined by HMRI at its sole discretion then HMRI will pay to Lynx a technology access fee to be negotiated but of not more than [...***...] U.S. Dollars [...***...] within thirty (30) days. In the event that a third party (other than BASF) has paid Lynx less than [...***...]


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U.S. Dollars  [...***...] as a technology access fee, than HMRI will pay no more than such third party technology access fee less [...***...] U.S. Dollars [...***...].

         2.5 If Lynx notifies HMRI that it has developed the MPSS technology to the extent that it is being accessed and used by another party, HMRI will at its sole discretion determine the usefulness of the technology for HMRI's purpose and decide whether to access the technology under the conditions outlined under
2.4. A decision by HMRI during the term of this Agreement not to access the technology does not constitute a termination of the Agreement.



                                    ARTICLE 3

                               LYNX MPSS SERVICES

         No amendment is made to this Article except that (a) the parties agree to amend the description of the services to be offered if and as necessary to accurately describe the services that Hoechst ultimately determines to access hereunder, (b) HMRI no longer requires that Lynx limit its services to a maximum of three parties and (c) the cost of the renewal of the subscription shall be renegotiated in good faith according to the then prevailing circumstances regarding third party subscribers and the amount of work to be done.

                                    ARTICLE 4

                                 CONFIDENTIALITY

         The provisions of this article the Agreement are not amended by this Restated First Amendment.

                                    ARTICLE 5

                              TERM AND TERMINATION

         5.1 The term of the Agreement shall be extended to [...***...], and may be extended for another [...***...] at HMRI's discretion upon written notice to Lynx. If the Agreement terminates pursuant to this section, Lynx agrees that HMRI shall be entitled to a credit of [...***...] U.S. Dollars [...***...] with regard to any future technology access fee and any such technology access fee and subscription fee shall be reduced as set forth in this Restated First Amendment. All other terms and conditions of Article 5 of the Agreement are not amended by this Restated First Amendment.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES



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         The provisions of this article of the Agreement are not amended by this
Restated First Amendment.

                                    ARTICLE 7

                                  MISCELLANEOUS

         The provisions of the Agreement are not amended by this Restated First Amendment except that all notices to Hoechst pursuant to Article 7.6 of the Agreement shall hereafter be delivered to

Hoechst Marion Roussel, Inc.
2110 East Galbraith Road
Cincinnati, OH  42512

Attention:  General Patent Counsel


         IN WITNESS WHEREOF, the parties hereto have duly executed this Restated First Amendment as of the date first written above.


LYNX THERAPEUTICS, INC.                 HOECHST MARION ROUSSEL, INC.


By:      /s/ Sam Eletr                  By:      /s/ Thomas Hofstaetter
   -----------------------------           -------------------------------------

Title:   Chief Executive Officer        Title:   Senior Vice President, Business
      --------------------------              ----------------------------------
                                        Development and Strategic Planning
                                        ----------------------------------------

Date:    June 8, 1998                   Date:    June 15, 1998
     ---------------------------             -----------------------------------


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